UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2025

NRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38302	82-2844431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Orange Street, Suite 600
Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

(484) 254-6134
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRXP	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	NRXPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Issuance of Senior Secured Promissory Notes and Common Stock Purchase Warrants

As previously reported in the Current Reports on Form 8-K filed by NRx Pharmaceuticals, Inc. (the “Company”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on August 14, 2024 (the “August 8-K”) and October 15, 2024, on August 14, 2024 and October 10, 2024, the Company closed the sale of the first tranche and second tranche, respectively, of certain promissory notes and warrants to purchase the Company’s common stock, par value $0.001 per share (“Common Stock”) contemplated by that certain Securities Purchase Agreement dated August 12, 2024 (the “Purchase Agreement”), by and between the Company and certain institutional investors (collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company agreed to sell Senior Secured Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of up to approximately $16.3 million in three tranches of $5.435 million, and warrants to purchase that amount of shares of the Company’s Common Stock equal to 50% of the principal amount of the Notes in the respective tranche divided by the volume weighted average price (“VWAP”) of the Company’s Common Stock, as listed on the Nasdaq Capital Market, on the day prior to the closing of each respective tranche under the Purchase Agreement (the “Warrants”), and entered into a Security Agreement, Patent Security Agreement, Registration Rights Agreement, and Subsidiary Guarantee (the foregoing, collectively with the Purchase Agreement, the Notes, and the Warrants, the “Transaction Documents”).

On or about January 28, 2025, the Company sold a total of (a) $5.435 million in Notes (the “Third Tranche Notes”), with an aggregate purchase price of approximately $5.0 million, and (b) Warrants to purchase up to 862,699 shares of Common Stock (the “Third Closing”). The Third Tranche Notes are convertible into Common Stock, at a per share conversion price equal to by the lower of (a) $3.78 (the “Fixed Conversion Price”) or (b) a price equal to 92% of the lowest VWAP during the seven trading day period immediately preceding the effective date set forth in a Notice of Conversion (as defined in the Notes) (each, a “Conversion Date”) delivered by an Investor to the Company (the “Alternate Conversion Price”, and together with the Fixed Conversion Price, the “Conversion Price”). The Conversion Price is subject to, among other customary provisions, downward adjustment in the event of any future issuance by the Company of Common Stock (or Common Stock Equivalents (as defined in the Notes)) below the then effective Conversion Price. The Company plans to use a portion of the proceeds from the sale of the Third Tranche Notes (as defined below) for general working capital. For more information and greater detail on terms of the Notes, Warrants, Purchase Agreement, Security Agreement, Patent Security Agreement, Registration Rights Agreement, Subsidiary Guarantee, see the August 8-K.

The foregoing descriptions of the Notes, the Warrants and the Purchase Agreement do not purport to be complete, and are qualified in their entirety by reference to each such document (or form thereof, as applicable), filed as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

Entry into Securities Purchase Agreement for Registered Direct Offering

On or about January 27, 2025, the Company entered into a securities purchase agreement (the “RD Purchase Agreement”) with the Investors for the sale by the Company of 1,215,278 shares (the “RD Shares”) of Common Stock to the Investors, at a purchase price of $2.88 per share, in a registered direct offering (the “Registered Direct Offering”). Concurrently with the sale of the RD Shares, pursuant to the RD Purchase Agreement the Company also sold to the Investors unregistered Common Stock purchase warrants (the “RD Warrants”) to purchase up to an aggregate of 1,215,278 shares of Common Stock (the “RD Warrant Shares”), in a private placement. Subject to certain beneficial ownership limitations, the RD Warrants are immediately exercisable upon issuance at an exercise price equal to $2.88 per share of Common Stock, subject to adjustments as provided under the terms of the RD Warrants. The RD Warrants are exercisable for five years from the RD Closing Date (as defined below). The closing of the sales of these securities under the RD Purchase Agreement occurred on or about January 29, 2025 (the “RD Closing Date”).

The gross proceeds to the Company from the offerings were approximately $3,500,000, before deducting offering expenses, and excluding the proceeds, if any, from the exercise of the RD Warrants. The Company intends to use the net proceeds from the transactions for general corporate purposes, including the funding of certain capital expenditures.

The RD Shares were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on June 9, 2022, and subsequently declared effective on June 21, 2022 (File No. 333-265492) (the “Registration Statement”), and the base prospectus dated as of June 21, 2022, contained therein.

The RD Warrants and the RD Warrant Shares were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in the RD Purchase Agreement were made solely for the benefit of the parties to the RD Purchase Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to the RD Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the RD Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the RD Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the RD Purchase Agreement and the RD Warrant are filed as Exhibits 10.2 and 4.3, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

A copy of the opinion of Disclosure Law Group, a Professional Corporation, relating to the legality of the issuance and the sale of the Shares is attached as Exhibit 5.1 hereto

Entry into Waiver and Consent Agreement

On or about January 27, 2025, the Company and the Investors entered into a Consent and Waiver Agreement (the “CWA”), relating to certain rights and prohibitions arising under the Purchase Agreement and the Notes. In the CWA, each of the Investors provided its consent under certain restrictive provisions, and waived certain rights, including, among other things, a right to participate in certain Qualified Financings (as defined in the CWA) made by us under the Purchase Agreement and the Notes, the prohibition on issuance of certain equity securities, and waiver of any potential liquidated damages arising under that certain Registration Rights Agreement by and between the Company and the Investors dated August 14, 2024, until March 31, 2025. As consideration for entering into the CWA, in the event that the VWAP of the Common Stock is less than the per share purchase price of the Common Stock sold to the Investors in the Registered Direct Offering on the Trading Day (as defined in the RD Purchase Agreement) immediately prior to the date that the Investors submit their first conversion notice to convert any portion of the Notes issued or to be issued in the Second Closing (as defined in the Purchase Agreement) or the Third Closing (as defined in the Purchase Agreement), respectively, into shares of Common Stock, the Company agreed to issue to the Investors: (i) that number of shares of Common Stock equal to (a) the quotient of (I) aggregate purchase price to be paid for all securities in the Registered Direct Offering, divided by (II) the price per share of Common Stock after giving effect to the VWAP-Based Adjustment (as defined below), minus (b) the number of shares of Common Stock issued, or to be issued, to the Investors at or upon the consummation of the Registered Direct Offering (the “Consideration Shares”), and (ii) Common Stock purchase warrants to purchase shares of Common Stock equal to 100% of the aggregate number of Consideration Shares to be issued, with an exercise price equal to the dollar value of the VWAP-Based Adjustment (the “Consideration Warrants”). For purposes of the CWA, the “VWAP Based-Adjustment” means that amount, in dollars, equal to the greater of either (a) the VWAP of the Common Stock on the Trading Day immediately prior to the date that the Investors submit their first conversion notice to convert any portion of the Notes issued and to be issued in the Second Closing or Third Closing into shares of the Company’s Common Stock, or (b) 80% of the closing price of the Common Stock on the Trading Day immediately prior to the closing of the Registered Direct Offering.

The forms of the CWA and the Consideration Warrant are filed as Exhibits 10.3 and 4.4, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K under the heading “Issuance of Senior Secured Promissory Notes and Common Stock Purchase Warrants” is incorporated by reference into this Item 2.03.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes, Warrants, and RD Warrants were issued without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The Consideration Shares and Consideration Warrants, when issued according to the CWA, will be issued without registration under the Securities Act, based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors represented that it will acquire the applicable securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

ITEM 8.01 Other Events.

On January 28, 2025, the Company issued a press release announcing the expected issuance of the Third Tranche Notes and Warrants and the signing of the RD Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1
Form of Senior Secured Convertible Promissory Note to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024).

4.2
Form of Common Stock Purchase Warrant to be issued by the Company pursuant to and in accordance with the Securities Purchase Agreement (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024).

4.3	Form of Common Stock Purchase Warrant to be issued pursuant to that certain Securities Purchase Agreement, dated January 27, 2025.
4.4	Form of Consideration Warrant to be issued pursuant to that certain Consent and Waiver Agreement, dated January 27, 2025.
5.1	Opinion of Disclosure Law Group, a Professional Corporation
10.1*
Securities Purchase Agreement, dated August 12, 2024, by and among the Company and the purchasers signatory thereto (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2024).

10.2*	Securities Purchase Agreement, dated January 27, 2025, by and among the Company and the purchaser signatories thereto.
10.3	Consent and Waiver Agreement, dated January 27, 2025, by and among the Company and the signatories thereto.
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)
99.1	Press Release Issued by NRx Pharmaceuticals, Inc., on January 28, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL).

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRX PHARMACEUTICALS, INC.

Date: January 29, 2025	By:	/s/ Jonathan Javitt
	Name:	Jonathan Javitt
	Title:	Interim Chief Executive Officer